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                                                                       EXHIBIT 1


                       EXHIBIT 1 - JOINT FILING AGREEMENT

                             Joint Filing Agreement

         The undersigned hereby agree that the statement on Schedule 13D filed herewith (and any amendments thereto), relating to the ordinary shares, nominal value 0.01 Euros per share, of IFCO Systems N.V., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

November 17, 2003

                                 APAX PARTNERS EUROPE MANAGERS LIMITED


                                 By:      /s/ PAUL ADRIAN BARLOW BEECROFT
                                    -------------------------------------------
                                          Name:  Paul Adrian Barlow Beecroft
                                          Title:  Managing Director


                                 APAX EUROPE V GP CO. LIMITED


                                 By:      /s/ CONSTANCE A. E. HEYLAR
                                    -------------------------------------------
                                          Name:  Constance A. E. Heylar
                                          Title:  Managing Director